Exhibit 10.12

Commitment Letter Regarding Property Lease Matters

As the controlling shareholder of ACM Research (Shanghai), Inc. (hereinafter referred to as the “issuer”), the enterprise now makes the following commitment with respect to the matters related to the issuer's lease of property:

1. With respect to the issuer’s lease of the property located at Floors 1-5, Building 4, No. 1690 Cailun Road, Zhangjiang Hi-Tech Park, Shanghai, with a total area of 5,900.28 square meters from Shanghai Zhangjiang (Group) Co., Ltd. (hereinafter referred to as “Zhangjiang Group”) where the property rights certificate has not been obtained and the issuer is unable to handle the leasing record registration for the leasing of such property, the enterprise promises that: during the validity period of the lease contract, if the issuer cannot continue to lease and use the above mentioned property due to the failure to obtain the property rights certificate and/or the failure to file the record, the enterprise is willing to unconditionally bear the costs and expenses (deducting the actual amount of insurance company claims) .

2. Regarding the situation where the entire property located at Building 2, No. 365 Chuanhong Road, Shanghai (a total area of 9,858.57 square meters) leased by the issuer from Shanghai Shengyu Cultural Development Co., Ltd. has been mortgaged and registered for mortgage, the enterprise promises that: Within the validity of the lease contract, if the issuer cannot continue to lease and use the above mentioned property due to such property mortgage matters, the enterprise is willing to unconditionally bear the costs and expenses incurred by the issuer due to the relocation (deducting the actual amount of insurance company claims); if the issuer is involved in litigation, arbitration and other disputes with the lessor and/or third party due to such mortgages, the enterprise is willing to unconditionally bear all costs and expenses such as the attorney's fees, litigation fees, and case acceptance fees paid by the issuer due to such disputes.

The commitment is hereby made.

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ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: May 21, 2020